Account Number(s):    234 34887

FIRST AMENDED AND RESTATED SECURITY AGREEMENT
AND ASSIGNMENT OF HEDGING ACCOUNTS

WHEREAS, the undersigned, Cardinal Ethanol, LLC ("Debtor"), whose address is 1554 N. 600 E, Union, Indiana 47390 carries the accounts listed above with ADM Investor Services, Inc. (“Broker”), as broker, whose address is 141 West Jackson Blvd., Suite 1600A, Chicago, Illinois 60604-3190, for trading in hedging and commodities futures contracts; and Debtor is now indebted to First National Bank of Omaha (the "Secured Party") under that certain First Amended and Restated Construction Loan Agreement dated June 10, 2013 between the Secured Party, whose address is 1620 Dodge Street, Stop 1050, Omaha, Nebraska 68197, and Debtor (as it may be from time to time amended, the “Loan Agreement”). Capitalized terms not otherwise defined in this Agreement will have the meaning given to such terms in the Loan Agreement. Pursuant to the Loan Agreement, Debtor is obligated to execute and deliver to the Secured Party this First Amended and Restated Security Agreement and Assignment of Hedging Account ("Agreement").

NOW, THEREFORE, it is hereby agreed by and between the parties hereto as follows:

1.    To secure payment and performance of Debtor's Obligations to the Secured Party under the Loan Agreement and the other Loan Documents, to secure overdrafts and other deposit account liabilities owed by Debtor to Secured Party, to secure credit and purchasing card liabilities owed by Debtor to Secured Party and for the payment of all monies and credit which Secured Party may hereafter loan or advance to Debtor, Debtor hereby grants to Secured Party a continuing security interest in and assigns and transfers to Secured Party the account(s) listed above and any other accounts, open positions, investment property or commodity contracts that Debtor now or hereafter maintains with Broker and all assets, cash, cash equivalents, open position equity, equity, investment property, security entitlements, commodity entitlements, securities, commodities, funds, Trading Account Property (as such term is defined in that certain Account Control Agreement among Debtor, Secured Party and Broker), or value which may hereafter accumulate or become withdrawable from, distributed on account of, or payable out of the accounts with Broker identified above or otherwise maintained by Debtor with Broker, and all proceeds thereof, including any balance which may remain to the credit of such accounts upon the closing thereof, and all commodities, commodity contracts, investment property, commodity and securities entitlements, and other rights associated with such accounts, and all contracts therein (including, but not limited to, futures contracts) which Broker transacts for Debtor and all products and proceeds of all the foregoing (whether cash or non-cash proceeds), including, without limitation, all assets and personal property or interests of Debtor constituting proceeds of proceeds of the foregoing collateral (the foregoing collateral, accounts and property collectively referred to as the “Account”); subject, however, to the prior payment of all account fees and commissions, which may have been incurred in connection with Debtor's transactions with Broker.

2.    Debtor shall execute and deliver to the Secured Party the Account Control Agreement referenced above and such other documents and control agreements, and hereby irrevocably authorizes the Secured Party to file all financing statements, amendments to financing statements and other documents or instruments, as the Secured Party may reasonably request or require, in a form satisfactory to the Secured Party to perfect, and maintain perfected, the security interest granted and assignments made by Debtor to the Secured Party in this Agreement.

3.    Broker is hereby irrevocably authorized and directed by Debtor to pay the Secured Party, without further authority from or consent of Debtor, upon the Secured Party's demand and whether or not any Event of Default exists, all cash and funds that may hereafter be withdrawable or payable out of the Account, and Debtor agrees that it will not withdraw or attempt to withdraw any cash, funds or other property from the Account except as permitted by this Agreement or the Secured Party in writing. The Secured Party is hereby irrevocably authorized and fully empowered by Debtor without further authority from or consent of Debtor to request Broker to remit to the Secured Party any funds that may be due to Debtor, and Broker is hereby authorized and directed by Debtor to pay to the Secured Party such sums as the Secured Party shall so request or demand without the consent of or notice to Debtor. Debtor hereby grants the Secured Party's control over the Account as defined in Articles 8 and 9 of the Uniform Commercial Code.

4.    If at any time during the continuance of any commodity contract or contracts, Broker may require additional margin in order to protect such commodity contract or contracts, the Secured Party may, but shall not be obligated to, advance to Broker on behalf of Debtor such amounts as may be required to protect such commodity contracts; provided, however, that any such advance shall be deemed an advance under the Revolving Credit Loan, in the Secured Party's discretion, and Debtor shall in all respects remain liable to the Secured Party for any amounts so advanced.

5.    Debtor hereby irrevocably constitutes and appoints the Secured Party its true and lawful attorney-in-fact, coupled with an interest, to demand, receive and enforce payments and to give receipts, releases, satisfactions for, and to sue for all value and monies payable to Debtor on account of or under the Account or any commodity entitlements and investment property contained therein and this may be done in the name of the Secured Party with the same force and effect as Debtor could do had this Agreement not been made. Any and all monies or payments which may be received by Debtor, to which the Secured Party is entitled under and by reason of this Agreement, will be received by Debtor as trustee for the Secured Party, and will be immediately delivered in kind to the Secured Party without commingling.

6.    Nothing herein contained shall be construed to prevent Debtor from remaining the owner, subject to the interest of the Secured Party, in the Account with Broker. Until the Secured Party elects to the contrary and delivers notice of such election in writing to Broker, Debtor may make such additional hedging transactions in the Account with Broker as Broker shall be willing to accept for execution. In the event the Secured Party does make such election and does deliver such notice to Broker, Debtor shall not thereafter execute any transactions in the Account and Broker shall not accept for execution any such transactions without the prior written concurrence of the Secured Party, except transactions in liquidation of any then outstanding commodity or commodity futures positions.

7.    Whenever the Secured Party deems it necessary for its protection, it shall be entitled, without the consent or concurrence of or prior notice to Debtor, to direct Broker to liquidate any or all then outstanding open positions in the Account and to direct Broker to pay to it, the Secured Party, the credit balance as shall exist in the Account after such liquidation and after the payment to Broker of all the indebtedness of Debtor to Broker in connection with transactions in the Account. Debtor hereby authorizes Broker to follow instructions the Broker receives from the Secured Party with respect to the Account without the consent of Debtor.

8.    Any sums paid by Broker from the Account to the Secured Party under this Agreement shall be applied by the Secured Party to the payment of any indebtedness owing by Debtor to the Secured Party in such order and manner as is provided for in the Loan Agreement. The balance remaining after the payment of said indebtedness shall be paid by the Secured Party to such parties required by the Uniform Commercial Code or other applicable law. The receipt or receipts of the Secured Party for such funds so paid to it by Broker shall, as to Broker, operate as the receipt of Debtor as fully and as completely as if funds had been paid to Debtor in person and receipted for by Debtor.

9.    The Secured Party is hereby irrevocably authorized and empowered by Debtor to receive from Broker, and Broker is authorized and directed to deliver to the Secured Party, copies of confirmations on all contracts executed for the Account of Debtor, copies of the monthly position and ledger accounts of Debtor, and copies of any and all matters pertaining to the Account of Debtor with Broker.

10.    As between Debtor and the Secured Party, this Agreement shall remain in full force and effect until canceled in writing by the Secured Party or by the Debtor, when and if and only if Debtor is no longer indebted to the Secured Party. Any cancellation of this Agreement shall be without effect as to Broker until Broker is notified in writing by the Secured Party.

11.    Debtor hereby represents and warrants to the Secured Party that the Account, other accounts or security interests above assigned or granted have not heretofore been pledged, alienated or assigned except for the security interests previously granted by Debtor to Broker and that Debtor is the owner of such Account.

12.    This Agreement shall be binding upon Debtor, its successors and assigns and it shall be binding upon and inure to the benefit of any successors or assigns of the Secured Party and Broker.

13.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska, exclusive of its choice of laws principles.

14.    This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Electronic delivery of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

15.    This Agreement amends, restates and replaces in its entirety the Security Agreement and Assignment of Hedging Account, dated as of August 11, 2011, between the Secured Party, Debtor and the Broker, as so amended and as otherwise in effect immediately prior to the date hereof (the "Existing Security Agreement"). It is the intention and understanding of the parties that (a) all security interests and other Liens arising under or evidenced by the Existing Security Agreement shall remain in full force and effect and shall secure the Obligations, and (b) the priority of all such security interests and other Liens shall not be impaired by the execution, delivery or performance of this Agreement or the other Loan Documents. All Uniform Commercial Code financing statements, control agreements and other lien perfection and similar documents relating to the Existing Security Agreement or the security interests or other Liens arising thereunder or evidenced thereby shall remain in full force and effect and shall act to perfect the Secured Party's security interest in the Account and other collateral described therein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed as of the 10th day of June, 2013.

CARDINAL ETHANOL, LLC, and Indiana
limited liability company

By: /s/ Jeffrey L. Painter
Title: CEO/President

FIRST NATIONAL BANK OF OMAHA

By: /s/ Mark A. Baratta
Title: Vice President

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF INDIANA            )
) ss.
COUNTY OF Randolph        )

Before me, a Notary Public in and for said County and State, personally appeared Jeffrey Painter, known to me to be the President/CEO of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing for and on behalf of such limited liability company.

/s/ Heather A. Craig
Notary Public-Signature

Heather A. Craig
Notary Public-Printed Name

County of Residence: Wayne

Date: June 10, 2013

My commission expires:
February 1, 2016

HEATHER A. CRAIG NOTARY PUBLIC SEAL STATE OF INDIANA MY COMMISSION EXPIRES FEBRUARY 1, 2016 RESIDENT OF WAYNE COUNTY